Exhibit 99.1

PRESS RELEASE

DICK’S Sporting Goods Announces Quarterly Dividend

PITTSBURGH, Pa., February 19, 2013 — The Board of Directors of DICK’S Sporting Goods, Inc. (NYSE: DKS) declared a quarterly dividend of $0.125 per share on the Company’s Common Stock and Class B Common Stock, payable on March 29, 2013, to stockholders of record at the close of business on March 8, 2013.

About DICK’S Sporting Goods, Inc.

DICK’S Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand-name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer.

As of October 27, 2012, the Company operated 511 DICK’S Sporting Goods stores in 44 states, 81 Golf Galaxy stores in 30 states and eCommerce websites and catalog operations for both DICK’S Sporting Goods and Golf Galaxy. DICK’S Sporting Goods, Inc. news releases are available at http://www.DicksSportingGoods.com/investors. The Company’s website is not part of this release.

Contact

Timothy E. Kullman, EVP — Finance, Administration, and Chief Financial Officer or

Anne-Marie Megela, Director, Investor Relations

(724) 273-3400
investors@dcsg.com